SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 6-K

REPORT OF FOREIGN PRIVATE ISSUER

PURSUANT TO RULE 13a-16 OR 15d-16 UNDER

THE SECURITIES EXCHANGE ACT OF 1934

For the month of February, 2009

Invitel Holdings A/S

(Translation of registrant’s name into English)

Puskas Tivadar

u.8-10,

H-2040 Budaörs,

Hungary

 (Address of principal executive office)

Indicate by check mark whether the registrant files or will file annual reports under cover of Form 20-F or Form 40-F.

Form 20-F      X        Form 40-F

Indicate by check mark if the registrant is submitting the Form 6-K in paper as permitted by Regulation S-T Rule 101(b)(1):

Note: Regulation S-T Rule 101(b)(1) only permits the submission in paper of a Form 6-K if submitted solely to provide an attached annual report to security holders.

Indicate by check mark if the registrant is submitting the Form 6-K in paper as permitted by Regulation S-T Rule 101(b)(7):

Note: Regulation S-T Rule 101(b)(7) only permits the submission in paper of a Form 6-K if submission to furnish a report or other document that the registration foreign private issuer must furnish and make public under the laws of the jurisdiction in which the registrant is incorporated, domiciled or legally organized (the registrant’s “home country”), or under the rules of the home country exchange on which the registrant’s securities are traded, as long as the report or other document is not a press release, is not required to be and has not been distributed to the registrant’s security holders, and if discussing a material event, has already been the subject of a Form 6-K submission or other Commission filing on EDGAR.

Indicate by check mark whether by furnishing the information contained in this Form, the registrant is also thereby furnishing the information to the Commission pursuant to Rule 12g3-2(b) under the Securities Exchange Act of 1934.

Yes                  No        X

On February 26, 2009, Hungarian Telephone and Cable Corp. (“HTCC Delaware”) completed a corporate reorganization resulting in a change of its place of incorporation from Delaware to Denmark pursuant to the Agreement and Plan of Merger dated as of November 27, 2008 by and among HTCC Delaware, Invitel Holdings A/S (“Invitel Denmark”) and Invitel Sub L.L.C. (the “Merger Agreement”).  The Merger Agreement was approved by the stockholders of HTCC Delaware at a special meeting held on February 24, 2009.  Prior to the special meeting, HTCC Delaware obtained the necessary waiver under certain of its credit facilities to complete the merger.  HTCC Delaware issued a press release today in relation to the completion of the reorganization which is attached hereto and is incorporated herein by reference.

This report serves as notice that Invitel Denmark is the successor issuer to HTCC Delaware pursuant to Rule 12g-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).  Pursuant to paragraph (a) of Rule 12g-3, the ordinary shares of Invitel Denmark are deemed registered under Section 12(b) of the Exchange Act.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

INVITEL HOLDINGS A/S

Date: February 26, 2009

By:

s/ Robert Bowker

Robert Bowker

Chief Financial Officer

Hungarian Telephone and Cable Corp.

1201 Third Avenue

Puskas Tivadar u. 8-10

Seattle, WA  98101-3034 - U.S.A.

H-2040 Budaors, Hungary

Phone (206) 654-0204 - Fax (206) 652-2911

Phone (361) 801-1500 - Fax (361) 801-1501

FOR:

HUNGARIAN TELEPHONE AND CABLE CORP.

COMPANY

CONTACT:

Robert Bowker

Chief Financial Officer

    Hungary:

(011) 361-801-1374

    U.S.:

Peter T. Noone

General Counsel

(206) 654-0204

FOR IMMEDIATE RELEASE

HUNGARIAN TELEPHONE AND CABLE CORP.
COMPLETES REORGANIZATION MERGER

SEATTLE – (BUSINESS WIRE) – February 26, 2009 – Hungarian Telephone and Cable Corp. (NYSE ALTERNEXT U.S.: HTC) (“HTCC”) announced today that the reorganization of HTCC as a Danish limited liability company has been completed.  Trading of the new Danish company, Invitel Holdings A/S (“Invitel Denmark”), will begin as of the opening of trading on the NYSE Alternext on February 27, 2009 under the symbol “IHO.”  All shares of HTCC’s outstanding common stock have automatically been converted into the right to receive American depositary shares of Invitel Denmark, provided that shareholders will be entitled to elect to receive ordinary shares in Invitel Denmark instead of Invitel Denmark ADSs.  The number of ordinary shares in Invitel Denmark owned by each shareholder as a result of the reorganization, directly or through ADSs, is the same as the number of shares of common stock previously owned in HTCC immediately prior to the reorganization.

Invitel Denmark’s exchange agent will mail to each holder of record of HTCC common stock a letter of transmittal for use in effecting delivery of certificates formerly representing the HTCC shares to the exchange agent for conversion into securities of Invitel Denmark.

ABOUT INVITEL HOLDINGS A/S

Invitel Holdings A/S, formerly Hungarian Telephone and Cable Corp., operating under the Invitel brand name, is the number one alternative and the second-largest fixed line telecommunications and broadband Internet Services Provider in the Republic of Hungary with more than 1 million customers in Hungary.  In addition to delivering voice, data and Internet services in Hungary, it is also a leading player in the Central and Eastern European wholesale telecommunications market.

Forward-Looking Statements

The information above includes forward-looking statements about HTCC and Invitel Denmark. Such forward-looking statements are subject to certain risks and uncertainties, as disclosed by HTCC from time to time in its filings with the U.S. Securities and Exchange Commission. As a result of these factors, HTCC’s actual results may differ materially from those indicated or implied by such forward-looking statements.